                  AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

         This Amendment No. 3 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of June 2, 2000 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.


                                    RECITALS


         A. Parent desires to enter into transactions in connection with the construction of the Green Valley Project. For such purpose, Parent has formed GV Ranch Station, Inc., a Nevada corporation ("GVR Station"), as a Wholly- Owned Subsidiary. Pursuant to this Amendment, GVR Station will be designated an "Unrestricted New Venture Entity". GVR Station and GCR Gaming LLC, a Nevada limited liability company ("GCR, LLC "), each hold a fifty percent (50%) membership equity interest in Green Valley Ranch Gaming, LLC, a Nevada limited liability company ("Green Valley Gaming"). Pursuant to a revolving loan agreement (as amended from time to time, the "Green Valley Loan Agreement"), Bank of America, N.A. and each of the other lenders from time to time parties to the Green Valley Loan Agreement (collectively, the "Green Valley Lenders") will make certain credit facilities available to Green Valley Gaming for the construction and operation of the Green Valley Project. It is a condition precedent to the Green Valley Lenders' obligations to make such credit facilities available that Parent and GVR Station enter into certain Guaranties and Completion Guaranties and Keep-Well Agreements. GVR Station proposes to enter into (a) a completion guaranty (as amended from time to time, the "Green Valley Completion Guaranty") pursuant to which GVR Station, on a joint and several basis with GCR, LLC, will agree to make cash equity contributions to Green Valley Gaming to the extent that construction costs of the Green Valley Project exceed $280,000,000 and (b) a keep-well agreement (as amended from time to time, the "Green Valley Keep-Well Agreement") pursuant to which GVR Station and GCR,


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LLC will agree, on a joint and several basis, to make cash equity contributions
("Additional Contributions") in an amount sufficient to cure any payment defaults or violations of financial covenants under the Green Valley Loan Agreement. Parent proposes to enter into a guaranty (as amended from time to time, the "Green Valley Parent Guaranty") pursuant to which Parent shall guaranty the payment by and performance of GVR Station under the Green Valley Completion Guaranty and the Green Valley Keep-Well Agreement.

         B. Parent further desires to enter into transactions in connection with completion of the Auburn Indian Gaming Project. Pursuant to a loan agreement (as amended from time to time, the "Auburn Loan Agreement"), Bank of America, N.A. and each of the other lenders from time to time parties to the Auburn Loan Agreement will make certain credit facilities available to a wholly-owned instrumentality (the "Auburn Borrower") of the United Auburn Indian Community, a Native American sovereign nation which is a federally recognized Indian Tribe, for the construction and operation of the Auburn Indian Project. In connection therewith, Parent proposes to enter into a completion guaranty (as amended from time to time, the "Auburn Completion Guaranty") and a keep-well agreement (as amended from time to time, the "Auburn Keep-Well Agreement"). Pursuant to the terms of the Auburn Completion Guaranty, Parent will guaranty the completion of the Auburn Indian Gaming Project not later than June 30, 2001 or such later date as may be agreed to. Pursuant to the Auburn Keep-Well Agreement, Parent will agree to make subordinated loans to the Auburn Borrower in an amount sufficient to cure any payment defaults or violations of financial covenants under the Auburn Loan Agreement.

         C. Borrowers and Parent further desire to make such other amendments to the Loan Agreement as are set forth herein.

         D. Parent and Borrowers have requested that Administrative Agent and the Lenders, on the terms and conditions set forth herein, agree to such amendments to the Loan Agreement, and grant such waivers and consents, as shall be necessary to permit the transactions described in Recitals A-C above.

         E. Subject to the terms and conditions set forth below, Administrative Agent and the Lenders are willing to grant such consents and waive and amend the necessary provisions of the Loan Agreement as shall be necessary to permit the transactions described in Recitals A-D above.


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                                    AGREEMENT

         Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 14.2 of the Loan Agreement, agree as follows:

         1. SECTION 1.1 - DEFINITION OF "COMPLETION GUARANTY AND KEEP-WELL AGREEMENT." The definition of "Completion Guaranty and Keep-Well Agreement contained in SECTION 1.1 is hereby amended to specifically include the Auburn Completion Guaranty, the Auburn Keep-Well Agreement, the Green Valley Completion Guaranty, the Green Valley Keep-Well Agreement and the Green Valley Parent Guaranty (each as defined in the Recitals to this Amendment).

         2. SECTION 1.1 - DEFINITION OF "NEW VENTURE". The definition of "New Venture" contained in SECTION 1.1 is hereby amended to specifically include the Auburn Indian Project and the Green Valley Project.

         3. SECTION 1.1 - DEFINITION OF "PERIPHERAL ASSETS". The definition of "Peripheral Assets" contained in SECTION 1.1 is hereby amended to specifically include that certain forty (40) acre parcel of Real Property acquired from Sahara Las Vegas Corporation on December 15, 1999, which Real Property Parent and Borrowers currently propose to sell on or before December 31, 2000 (the "Peripheral Parcel").

         4. SECTION 9.5 - DISTRIBUTIONS. SECTION 9.5(e) is hereby amended by adding the word "and" after the semi-colon at the end thereof and a new
Section 9.5(f) is hereby added to read as follows:

                  "(f)     derivative and option transactions relating to the
         repurchase of Common Stock; PROVIDED that the aggregate amount of all such transactions during the term of this Agreement when combined with all repurchases or redemptions of Common Stock and Preferred Stock permitted by SECTION 9.5(e) shall not exceed $100,000,000;".

         5. SECTION 9.9(f) - COMPLETION GUARANTIES AND KEEP-WELL AGREEMENTS. Administrative Agent and the Lenders hereby (a) consent to Parent's execution and delivery of, and/or performance under or with respect to, the Auburn Keep-Well Agreement, the Auburn Completion Guaranty and the Green Valley Parent Guaranty (collectively with the Green Valley Completion Guaranty and the Green Valley Keep-Well Agreement, the "Auburn/Green Valley Documents") and (b) waive the provisions of SECTION 9.9(f) of the Loan Agreement solely to the extent that such


                                      -3-
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provision prohibits Parent's execution and delivery of, and/or performance under or with respect to, any of the Auburn/Green Valley Documents; PROVIDED, HOWEVER, that (a) none of the Auburn/Green Valley Documents, or any documents executed in connection therewith, shall be amended, supplemented or otherwise modified in a manner which increases the liability of Parent above that which has been described in this Amendment or is otherwise adverse to the interests of the Lenders absent the prior written consent of the Requisite Lenders and (b) so long as any of the Auburn/Green Valley Documents shall be in full force and effect, Parent shall not enter into any other Completion Guaranties and Keep-Well Agreements in respect of construction projects undertaken by an Unrestricted New Venture Entity absent the prior written consent of the Requisite Lenders. The parties hereto acknowledge that as an alternative structure, Parent may become a joint and several party to the Green Valley Keep-Well Agreement and/or the Green Valley Completion Guaranty in lieu of executing the Green Valley Parent Guaranty. Subject to the limitations set forth in clauses (a) and (b) above, the Administrative Agent and the Lenders hereby further consent to such alternative structure and to Parent's execution and delivery of, and performance under, the Green Valley Completion Guaranty and the Green Valley Keep-Well Agreement. The parties hereto further acknowledge that
(a) the Auburn/Green Valley Documents are in lieu of and NOT in addition to the Completion Guaranties and Keep-Well Agreements permitted by SECTION 9.9(f) of the Loan Agreement and (b) that upon termination of each of the Auburn/Green Valley Documents, the provisions of SECTION 9.9(f) shall govern the execution and delivery by Parent of Guaranties and Keep-Well Agreements.

         6. SECTION 9.14(f) - EXPANSION CAPITAL EXPENDITURES AND NEW VENTURE EXPENDITURES. Administrative Agent and the Lenders hereby waive the provisions of SECTIONS 9.14(f)(i) and (ii) solely to the extent that such provisions prohibit Parent from making or entering into any legally binding commitment to make any New Venture Expenditures in connection with the Green Valley Project located in Henderson, Nevada.

         7. SECTION 9.15 - INVESTMENTS. SECTIONS 9.15(m) and (n) are hereby amended and a new SECTION 9.15(o) is hereby added to the Loan Agreement, each reading as follows (underlining added to show new language):

                  "(m)     Investments in or to finance the purchase by others
         of Kansas City Local Shares not to exceed $4,000,000;

                  (n) Investments in Unrestricted New Venture Entities (including any Locals Securities Acquisition) permitted by Section 9.14; and

                  (o) INVESTMENTS CONSISTING OF LOANS MADE TO PERSONS, OR ANY WHOLLY-OWNED SUBSIDIARY OF SUCH PERSONS, THAT ARE PRIMARILY ENGAGED IN THE CASINO BUSINESS IN THE GREATER LAS VEGAS, NEVADA METROPOLITAN AREA ORIENTED TO THE "LOCALS" MARKET; PROVIDED THAT (i) SUCH LOANS ARE MADE IN CONTEMPLATION OF (A) A LOCALS SECURITIES ACQUISITION WITH RESPECT TO ANY SUCH PERSON OR AFFILIATE THEREOF OR (B) THE PURCHASE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF ANY SUCH PERSON OR AFFILIATE THEREOF, (ii) SUCH LOAN SHALL BE ON TERMS AND BE SECURED IN A MANNER CONSISTENT WITH PRUDENT LENDING PRACTICES FOR TRANSACTIONS OF THIS NATURE, (iii) THE MATURITY OF SUCH LOAN SHALL NOT BE GREATER THAN TWO
         (2) YEARS FROM THE MAKING THEREOF AND (iv) THE AGGREGATE AMOUNT OF ALL SUCH LOANS MADE DURING THE TERM OF THIS AGREEMENT SHALL NOT EXCEED $40,000,000."

         8. WAIVER OF SECTIONS 5.11, 5.12, 8.3 AND 8.4. The requirements set forth in Sections 5.11, 5.12, 8.3 and 8.4 that Parent and Borrowers grant a Lien to the Lenders in any Real Property or vessels acquired subsequent to the Amendment Effective Date are hereby waived as to the Peripheral Parcel. Nothing herein shall waive the obligation of Parent or any Borrower to perform its obligations under such Sections with respect to any Real Property or vessel (including a leasehold interest therein) acquired by it other than waived by this SECTION 8.

         9. DESIGNATION OF UNRESTRICTED NEW VENTURE ENTITY. GV Ranch Station, Inc., a Nevada corporation and a Wholly-Owned Subsidiary of Parent, is hereby designated by Parent as an Unrestricted New Venture Entity.

         10. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

                  (a) Counterparts of this Amendment executed by all parties hereto;

                  (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of EXHIBIT A to this Amendment;


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

                  (c) Written consent of the Requisite Lenders as required under Section 14.2 of the Loan Agreement in the form of EXHIBIT B to this Amendment; and

                  (d) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

         11. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

         12. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

         13. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

         IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

                                  PALACE STATION HOTEL & CASINOS, INC.
                                  BOULDER STATION, INC.
                                  TEXAS STATION, INC.
                                  ST. CHARLES RIVERFRONT STATION, INC.
                                  KANSAS CITY STATION CORPORATION
                                  SUNSET STATION, INC.

                                  By: /s/ Glenn C. Christenson
                                      ----------------------------------------
                                      Glenn C. Christenson, Vice President and
                                      Chief Financial Officer

                                  STATION CASINOS, INC.

                                  By: /s/ Glenn C. Christenson
                                      ----------------------------------------
                                      Glenn C. Christenson, Executive Vice
                                      President and Chief Financial Officer


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

                                  BANK OF AMERICA, N.A., as Administrative
                                  Agent
                                  By: /s/ Janice Hammond
                                      ----------------------------------------
                                      Janice Hammond
                                      Vice President

                             Exhibit A to Amendment

                         CONSENT OF SIBLING GUARANTORS

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 3 to the Loan Agreement.


         Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: June 2, 2000

GREEN VALLEY STATION, INC.             SOUTHWEST GAMING SERVICES, INC.
                                       SOUTHWEST SERVICES, INC.

By: /s/ Glenn C. Christenson           By: /s/ Blake L. Sartini
    ------------------------               ---------------------------
    Glenn C. Christenson                   Blake L. Sartini
    Vice President and                     Secretary
    Chief Financial Officer

TROPICANA STATION, INC.                SUNSET STATION LEASING
                                       COMPANY, LLC

By: /s/ Glenn C. Christenson           By: /s/ Glenn C. Christenson
    ------------------------               ---------------------------
    Glenn C. Christenson                   Glenn C. Christenson
    Senior Vice President                  Senior Vice President


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

                             Exhibit B to Amendment

                               CONSENT OF LENDERS

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         The undersigned Lender hereby consents to the execution and delivery of Amendment No. 3 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated: June 5, 2000

                                       BANK OF AMERICA, N.A.

                                       By:   /s/ Scott L. Faber
                                             -----------------------
                                             Scott L. Faber
                                             Managing Director


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